EXHIBIT 99.1

Arbutus to Present at 2017 Wedbush PacGrow Healthcare Conference

VANCOUVER, British Columbia and WARMINSTER, Pa., Aug. 14, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, announced today that the company will present a corporate overview and business update at the 2017 Wedbush PacGrow Healthcare Conference at 10:55am ET on Wednesday, August 16, 2017, at Le Parker Meridien in New York.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Warminster, PA. For more information, visit www.arbutusbio.com.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604-419-3200
Email: acutler@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com